UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2007

SHELTER PROPERTIES II LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

       South Carolina

   0-10256

  57-0709233

(State or other jurisdiction

 (Commission

     (I.R.S. Employer

   of incorporation)

 File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 30, 2007, Shelter Properties II Limited Partnership (the “Registrant”) obtained a second mortgage loan in the principal amount of $11,500,000 on one of its investment properties, Signal Pointe Apartments, located in Winter Park, Florida.  The second mortgage loan bears interest at a fixed rate of 5.53% per annum, requires monthly payments of interest only of approximately $53,000 beginning on January 1, 2008 through December 1, 2010 and requires payments of principal and interest of approximately $66,000 from January 1, 2011 through the January 1, 2019 maturity date.   The second mortgage loan has a balloon payment of approximately $9,993,000 due at maturity.   If no event of default exists at maturity, the maturity date will be automatically extended for one additional year, to January 1, 2020, during which period the second mortgage loan would bear interest at the one-month LIBOR rate plus 250 basis points and would require monthly payments of principal and interest.  The Registrant may prepay the second mortgage note at any time with 30 days written notice to the lender subject to a prepayment penalty.  As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Registrant, to guarantee certain recourse obligations and liabilities of the Registrant with respect to the new mortgage financing.

In connection with the second mortgage loan, the Registrant also agreed to certain modifications of the existing mortgage loan encumbering Signal Pointe Apartments.  The modification includes a fixed interest rate of 7.22% per annum, monthly payments of interest only beginning January 1, 2008 through December 1, 2010, and monthly payments of principal and interest of approximately $48,000 beginning January 1, 2011 through the maturity date of January 1, 2021, at which time a balloon payment of approximately $6,121,000 is due.  The previous terms of the existing mortgage loan consisted of a fixed interest rate of 7.22%, and monthly payments of principal and interest of approximately $70,000 through the maturity date of January 1, 2021, at which date the mortgage was scheduled to be fully amortized. The Registrant may prepay the first mortgage loan at any time subject to a prepayment penalty.

In accordance with the terms of both loan agreements, payment of the loans may be accelerated at the option of the respective lender if an event of default, as defined in the applicable loan agreement, occurs.  Events of default include, but are not limited to: nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Registrant.

The foregoing description is qualified in its entirety by reference to the Multifamily Note and the Amended and Restated Multifamily Note, copies of which are filed as exhibits 10(iii)(j) and 10(iii)(k) to this report.

In accordance with the Registrant’s partnership agreement, the Registrant’s corporate general partner is evaluating the cash requirements of the Registrant to determine what portion of the net proceeds, if any, from the above transaction will be distributed to the Registrant’s partners.

Item 9.01  Financial Statements and Exhibits

(d)

    Exhibits

The following exhibits are filed with this report:

10(iii)(j)

Multifamily Note dated November 30, 2007 between Shelter Properties II Limited Partnership, a South Carolina limited partnership, and Wells Fargo Bank, National Association, a  national banking association.*

10(iii)(k)

Amended and Restated Multifamily Note dated November 30, 2007 between Shelter Properties II Limited Partnership, a South Carolina limited partnership, and Federal Home Loan Mortgage Corporation.*

*Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELTER PROPERTIES II LIMITED PARTNERSHIP

By:

Shelter Realty II Corporation

Corporate General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

December 6, 2007